                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                        --------------------------------


                                    Form 8-K

                                 Current Report
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 16, 2002

                     INTERDIGITAL COMMUNICATIONS CORPORATION
               (Exact name of registrant as specified in charter)

            PENNSYLVANIA                  1-11152               23-1882087
  (State or Other Jurisdiction of       (Commission          (I.R.S. Employer
   Incorporation or Organization)       file number)          Identification
                                                                  Number)

           781 Third Avenue, King of Prussia, Pennsylvania 19406-1409
                    (Address of principal executive offices)

                                 (610) 878-7800
              (Registrant's telephone number, including area code)



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Item 5. Other Events.
        ------------

        On January 16, 2002, we announced that our subsidiary, InterDigital Technology Corporation ("ITC"), has entered into a royalty-bearing license agreement with NEC Corporation of Japan for sales of wireless products compliant with all Third Generation (3G) and narrowband CDMA standards (the "3G Agreement"). We concurrently reached an amicable settlement of our Second Generation (2G) patent licensing dispute with NEC in connection with a 1995 license agreement.

        A summary of the material terms of the 3G Agreement and the settlement is set forth in our January 16, 2002 press release, which is filed as Exhibit
99.1 to this Current Report on Form 8-K. The $53 million payment in connection with the settlement is required to be paid in four installments over the next twenty-four months, and the $19.5 million advance royalty in connection with the 3G license is required to be paid in the second quarter of 2002. Given the complexity of accounting for revenue associated with multi-faceted agreements, the Company and its auditors have not finalized the manner in which revenue will be recognized for payments to be received under these agreements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
        ------------------------------------------------------------------

        (c) Exhibits

        99.1 Press Release dated January 16, 2002.


                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    INTERDIGITAL COMMUNICATIONS CORPORATION



Date:  January 17, 2002             By /s/ R. J. Fagan
                                       -----------------------------------------
                                           Richard J. Fagan
                                           Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit
  No.             Description
-------           -----------

99.1              Press Release dated January 16, 2002




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